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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 28, 2002

                             Boston Acoustics, Inc.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

         Massachusetts                33-9875                 04-2662473
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(State or Other Jurisdiction of     (Commission              (IRS Employer
        Incorporation)             File Number)           Identification No.)


300 Jubilee Drive, Peabody, Massachusetts                       01960
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  (Address of Principal Executive Office)                     (Zip Code)

Registrant's telephone number, including area code:  (978) 538-5000
                                                     --------------

Item 4. Changes in registrant's certifying accountant.

     Effective June 28, 2002, we dismissed Arthur Andersen LLP ("Andersen") as our independent auditor. The decision to dismiss Andersen was recommended by the Audit Committee of our Board of Directors and was approved by our Board of Directors.

     Andersen's reports on the financial statements for our most recent two fiscal years ended March 31, 2001 and March 30, 2002 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During our two most recent fiscal years ended March 31, 2001 and March 30, 2002, and through the date of this report, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope and procedure, which disagreements, if not resolved to the satisfaction of Andersen, would have caused Andersen to make reference to the subject matter of the disagreement(s) in connection with its reports. None of the reportable events as defined in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K occurred during our two most recent fiscal years ended March 31, 2001 and March 30, 2002, and through the date of this report.

     We have provided Andersen with a copy of the disclosures made in this Form 8-K. A copy of Andersen's letter, dated June 28, 2002, stating its agreement with the statements made in this Form 8-K, is attached hereto as Exhibit 16.1.

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Item 7. Financial Statements, pro forma financial information and exhibits.

        (a)  Not applicable.

        (b)  Not applicable.

        (c) Exhibits. Exhibit No. 16.1 - Letter of Arthur Andersen LLP regarding change in certifying accountant.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  Boston Acoustics, Inc.

Date:  June 28, 2002                              By: /s/ Debra A. Ricker-Rosato
                                                      --------------------------
                                                      Vice President - Finance

                                  EXHIBIT INDEX

Exhibit No.     Description of Exhibits
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   16.1         Letter of Arthur Andersen LLP regarding change in certifying accountant.